Exhibit 99.1

EMBARGOED FOR RELEASE
6:30 P.M. PACIFIC TIME, APRIL 27	CONTACTS:
Union Safe Deposit Bank
	Steve Stevenson	(209) 946-5097
	or	(209) 969-1045
BancWest Corporation:
	Gerry Keir	(808) 525-7086
	John Stafford	(925) 260-2796

BANCWEST CORPORATION WILL ACQUIRE
USDB BANCORP, PARENT OF UNION SAFE DEPOSIT BANK
Union Safe Deposit Bank Branches Will Become Part of Bank of the West

     SAN FRANCISCO and STOCKTON, California – April 27, 2004 — BancWest Corporation announced today that it has signed a definitive agreement to acquire USDB Bancorp, parent company of Union Safe Deposit Bank, in a cash transaction valued at $245 million.

     USDB Bancorp is headquartered in Stockton, California, and operates 19 Union Safe Deposit Bank branches in San Joaquin and Stanislaus Counties in the Central Valley. As of December 31, 2003, USDB Bancorp had total assets of $1.2 billion, deposits of $852 million and net loans of $631 million. In 2003, the company reported net income of $12.6 million. Union Safe Deposit Bank has about 450 employees.

     BancWest, a subsidiary of BNP Paribas, is a bank holding company whose principal subsidiaries are Bank of the West and First Hawaiian Bank. After completion of the transaction, Union Safe Deposit Bank branches will become part of Bank of the West. Bank of the West, the third-largest commercial bank headquartered in California, has 222 branches in the state, including 11 branches in San Joaquin and Stanislaus Counties.

     “Expanding Bank of the West’s presence in this growing part of California has been one of our strategic goals,” said Walter A. Dods, Jr., Chairman and Chief Executive Officer of BancWest. “This transaction will give us the opportunity to offer our brand of community banking and superior customer service to additional parts of the Central Valley.”

     “Union Safe Deposit Bank is a strong bank with a century-old history of helping consumers and businesses in the Central Valley. They have a philosophy of supporting their communities and building long-term client relationships — a perfect match for Bank of the West,” said Don J. McGrath, President of BancWest and President and Chief Executive Officer of Bank of the West. “Union Safe Deposit Bank’s customers will continue to find the same friendly employees in their branch and receive the same personal service that they’re used to, because that’s also been a Bank of the West tradition for 130 years.”

     “Bank of the West’s commitment to providing superior customer service is in alignment with Union Safe Deposit Bank’s philosophy. They offer a very competitive line of products and services that are similar to those our customers enjoy today. Our customers will also benefit from the availability of branches in the Bay Area and throughout Sacramento. Additionally, our employees will have more opportunities for career advancement in the expanded organization,” said Joseph H. Johnson, President & CEO of Union Safe Deposit Bank.

     The $245-million purchase price is equivalent to 2.6 times book value and 19.5 times 2003 earnings, in line with comparable transactions in California.

     The boards of directors of BancWest Corporation and USDB Bancorp have approved the transaction. The transaction also has been approved by BancWest’s parent, BNP Paribas. The merger requires approval from federal and state banking regulators. USDB Bancorp is privately owned by about 200 shareholders, including about 50 company managers and employees.

     Once all regulatory approvals have been received, the transaction is expected to close during the third quarter of 2004, with the conversion and merger of Union Safe Deposit Bank into Bank of the West projected for the fourth quarter.

     This is the second acquisition announced this year by BancWest. On March 16, the company announced a definitive agreement to acquire Community First Bankshares, Inc. (Nasdaq: CFBX) in a cash transaction valued at $1.2 billion. Community First Bankshares is the parent company of Community First National Bank, which operates 155 branches in 12 states in the Southwest, Rocky Mountains, Great Plains and east to Minnesota, Iowa and Wisconsin.

     Once all shareholder and regulatory approvals have been received, the Community First merger is expected to close during the third quarter of 2004. Completion of the Community First acquisition will give BancWest more than 500 branches in 17 states, Guam and Saipan. It will then be the seventh-largest bank holding company in the Western United States.

About USDB Bancorp.

USDB Bancorp is a bank holding company that operates Union Safe Deposit Bank, which has 19 offices in San Joaquin and Stanislaus Counties in the Central Valley of California. It was founded in 1897 and provides a full array of banking products and services to individual and businesses. The Bank also provides financial management services, including retirement planning, personal investing and personal trust services.

About Bank of the West

Bank of the West (www.bankofthewest.com) has $29 billion in assets and 296 branches in California, Oregon, New Mexico, Nevada, Washington state and Idaho. Founded in San Jose in 1874 as Farmers National Gold Bank, Bank of the West is the third-largest commercial bank headquartered in California.

About BancWest Corporation

BancWest Corporation (www.bancwestcorp.com), which has assets of $38.9 billion, is headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Besides Bank of the West, BancWest’s other principal subsidiary is First Hawaiian Bank, Hawaii’s largest bank, with 56 branches in Hawaii, three in Guam and two in Saipan. BancWest is a wholly owned subsidiary of BNP Paribas. BNP Paribas (www.bnpparibas.com), headquartered in Paris, is a European leader in banking and financial services, with leading positions in Asia and an active presence in the United States. It is the largest bank in terms of net income and market capitalization in the Euro zone. BNP Paribas has a presence in 85 countries and 89,400 employees.

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     This release contains forward-looking statements, including statements regarding anticipated timing of the USDB Bancorp and Community First transactions and possible performance of the combined company after the transaction is completed. Such statements reflect management’s best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation, (1) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (2) the possibility of customer or employee attrition following this transaction; (3) failure to fully realize expected cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in bringing together the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions, (7) competition and change in the financial services business, and (8) other factors described in BancWest’s recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, BancWest, USDB Bancorp and Community First Bankshares disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

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     In connection with the proposed Community First transaction described herein, Community First will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information.

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     Community First and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed Community First transaction. Information regarding such individuals is included in Community First’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning Community First and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124, Attn: Investor Relations.

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